                                                                     Exhibit 3-1





                                   Bylaws of

                             GTE South Incorporated

                                  ___________

                         Incorporated Under the Laws of

                          The Commonwealth of Virginia

                                     (1947)





Adopted:         April 16, 1956
Amended:         October 23, 1958
                 January 30, 1959
                 May 24, 1967
                 May 25, 1972
                 March 15, 1973
                 April 7, 1976
                 May 27, 1981
                 December 18, 1985
                 December 31, 1985
                 January 1, 1988
                 October 26, 1989
                 May 12, 1991
                 December 29, 1993
                 September 20, 1995
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                             GTE South Incorporated

                               Table of Contents


                                                        ARTICLE I

                                                    Definitions, Etc.

Section 1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


                                                        ARTICLE II
                                                 Meetings of Stockholders

Section 2.       Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 3.       Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 4.       Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 5.       Notice of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 6.       Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 7.       Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 8.       Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 9.       List of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section 10.      Action Without A Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6


                                                       ARTICLE III
                                                    Board of Directors

Section 11.      General Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 12.      Number, Election and Term of Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 13.      Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 14.      Place of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 15.      Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 16.      Quorum and Manner of Acting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 17.      Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 18.      Action Without a Meeting of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 19.      Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 20.      Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 21.      Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 22.      Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 23.      Executive or Special Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

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
                                                        ARTICLE IV
                                                         Officers

Section 24.      Election, Term of Office and Qualifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 25.      Other Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 26.      Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 27.      Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 28.      Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 29.      President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 30.      Vice Presidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 31.      Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 32.      Assistant Secretaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 33.      Treasurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 34.      Assistant Treasurers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 35.      Controller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 36.      Assistant Controllers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 37.      Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                        ARTICLE V
                                              Execution of Instruments, Etc.

Section 38.      Contracts, Etc., How Executed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 39.      Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 40.      Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 41.      Checks, Drafts, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 42.      Sale or Transfer of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21


                                                        ARTICLE VI
                                             Shares and Their Transfer: Books

Section 43.      Certificates of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 44.      Transfer Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 45.      Closing of Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 46.      Lost and Destroyed Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 47.      Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 48.      Place of Keeping Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

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
                                                       ARTICLE VII
                                                          Notice

Section 49.      Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25


                                                       ARTICLE VIII
                                                      Miscellaneous
Section 50.      Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 51.      Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 52.      Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26


                                                        ARTICLE IX
                                                        Amendments

Section 53.      Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                             GTE SOUTH INCORPORATED

                                    BY-LAWS

                                   ARTICLE I

                               Definitions, Etc.

         SECTION 1. In these By-Laws, and for all purposes hereof, unless there be something in the subject or context inconsistent therewith:

                 (a) "Charter" shall mean the Articles of Association of the Corporation as from time to time amended.

                 (b) "Board" shall mean the Board of Directors of the Corporation.

                 (c) Whenever reference is made to a stockholder or stockholders attending or being present at a meeting, such reference shall be deemed to include a stockholder or stockholders present or attending in person or by proxy appointment by instrument in writing and subscribed by such stockholder or stockholders or by his or their attorney or attorneys thereunto authorized; and, whenever reference is made to voting or other action by any stockholder at or in connection with any such meeting, such reference shall be deemed to include voting or taking such action in person or by such proxy. No proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

                 (d) All references herein in Articles and Sections are to the corresponding Article and Sections of these By-Laws; and the words "herein," "hereof," "hereby," and "hereunder," and other equivalent words, refer to these By-Laws and not to any particular subdivision hereof.

                                   ARTICLE II
                            Meetings of Stockholders

         SECTION 2. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before said meeting is set for the fourth Thursday in May in each year at 9:00 o'clock A.M., local time, but if such Thursday be a legal holiday under the laws of the State where such meeting is held, then at the same hour on the next succeeding day not a holiday under the laws of said State. If the election of directors shall not be held on the day designated herein therefor, the Board shall cause the election to be held as soon thereafter as conveniently may be.

         As an alternative to the foregoing, the annual meeting of stockholders for the election of directors and for the transaction of other business as may properly come before said meeting may be held on such date and at such time as the shareholder shall fix by written consent and which shall be at least annually. In such written consent, the shareholder shall be entitled to elect the directors for the forthcoming year who shall serve until the election of their successors.

         SECTION 3. Special Meetings. A special meeting of stockholders may be called at any time by the President or by resolution of the Board or a stockholder or stockholders holding of record at least 10% of the total number of shares of capital stock of the Corporation at the time outstanding and entitled to vote at such meeting.

         SECTION 4. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation in Durham, Durham County, North Carolina, or at such other place as may be established by the Board of Directors in the notice of the meeting.

         SECTION 5. Notice of Meeting. Notice of each meeting of stockholders shall be given to each stockholder entitled to vote at such meeting, in the manner provided by law, or may be given by mailing a written or printed notice of such meeting to each such stockholder, or by delivering such notice to him personally, at least 15 days before the day on which the meeting is to be held, unless some other period shall be required by statute, and if mailed, such notice shall be enclosed in a postage-prepaid envelope, addressed to each such stockholder at his post office address as it appears on the stock books of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which event it shall be directed to the address so designated in such request. Failure to give notice of any annual meeting or any irregularity in any notice thereof shall not affect the validity of such annual meeting or of any proceedings at such meeting. Except as otherwise expressly required by statute, no publication of any notice of a meeting of stockholders shall be required. Every notice of a special meeting of stockholders, besides stating the time and place of the meeting, shall state briefly the purposes thereof. No notice of any adjourned meeting of stockholders needs to be given, unless expressly required by statute.

         SECTION 6. Quorum. Except as otherwise provided by statute or by the Charter, at each meeting of stockholders, the holders of a majority in number of the issued and outstanding shares of the Corporation having voting power, shall be present to constitute a quorum for the transaction of business. Whether or not there is a quorum at any meeting, the stockholders present and entitled to cast a majority of the votes thereat may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         Shares of its own capital stock belonging to the Corporation shall not be deemed issued and outstanding shares for the purpose of determining the presence of a quorum at any meeting of stockholders.

         SECTION 7. Organization. At every meeting of the stockholders, the President or, in his absence, the ranking Vice President present, or, if neither the President nor any Vice President be present, a Chairman chosen by the stockholders present and entitled to cast a majority of the votes thereat, shall act as Chairman. The Secretary of the Corporation shall act as secretary of each meeting of the stockholders. In the absence at any such meeting of the Secretary, the Chairman of such meeting shall appoint an Assistant Secretary, or if none be present, some other person to act as secretary of the meeting.

         SECTION 8. Voting. Subject to the provisions of the Charter, at every meeting of stockholders, each holder of record of stock present shall, in respect of all questions upon which such stock shall have voting power, be entitled to one vote for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation:

                 (a) at the close of business on the record date fixed as provided in Section 45, or

                 (b) if no such record date shall have been fixed, then at the date and time of the meeting as fixed in the notice or waiver of notice pursuant to which such meeting is held.

         Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as hereinafter in Section 45 provided, no share of stock shall be voted at any election for directors which shall have been transferred on the books of the Corporation within 20 days next preceding such election of directors.

         Voting shall be by ballot whenever expressly required by statute and whenever any qualified voter shall demand that any vote be by ballot. Each ballot shall be signed by the stockholder voting, and shall state the number of shares voted thereby.

         Shares of its own capital stock belonging to the Corporation shall not be voted directly or indirectly.

         Except as otherwise provided by law or by the Charter or by Sections 12, 20 and 21, all matters which shall properly come before any meeting of stockholders shall be decided by the affirmative vote of stockholders present and entitled to cast a majority of the votes thereat, a quorum being present.

         Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee and his proxy may represent said stock and vote thereon.

         SECTION 9. List of Stockholders. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger to prepare and make, at least 10 days before every election of directors, a complete list of stockholders entitled to vote at said election, arranged in alphabetical order. Such list shall be open for said 10 days at the place where said election is to be held, to the examination of any stockholder, and shall be produced and kept at the time and place of the election during the whole time thereof, and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such list at any election they shall be ineligible to any office at such election. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or the books of the Corporation or to vote at such election.

         SECTION 10. Action Without A Meeting. Action required or permitted to be taken at a shareholders' meeting may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the secretary of the Corporation for inclusion in the minutes or filing with the corporate records. Any action taken by unanimous written consent shall be effective according to its terms when all consents are in possession of the Corporation. A shareholder may withdraw consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation. Action taken under this section is effective as of the date specified therein provided the consent states the date of execution by each shareholder.

                                  ARTICLE III
                               Board of Directors

         SECTION 11. General Powers. The business of the Corporation, except as otherwise expressly provided by law or by the Charter, shall be managed by the Board.

         SECTION 12. Number, Election and Term of Office. A Board of not less than three directors shall be elected by a plurality of the votes at the annual meeting of stockholders and each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified or until his death, resignation, disqualification or removal. No director who shall have attained the age of 68 shall be eligible for reelection as a director of the Corporation and no person who shall have attained the age of 68 shall be eligible for election as a director of the Corporation. Any officer of the Corporation who may be elected as a director of the Corporation shall automatically cease to be a director upon his retirement or termination of his employment for any reason as an officer of the Corporation. Directors need not be stockholders, nor residents of Virginia.

         SECTION 13. Meetings. The first regular meeting of the Board after the annual meeting of stockholders each year, at which such Board shall have been elected, may be held at such time and place as may be designated by the President or by the Secretary or by an Assistant Secretary of the Corporation for the purpose of organization and election of officers, and for the transaction of such other business as may be required by law or by these By-Laws or as may be designated by the Board. In case the President or Secretary or an Assistant Secretary shall fail to call such meeting, it may be called by any director and shall be held at the principal place of business of the Corporation or such place as directed by the President or Secretary or Assistant Secretary.

         The Board by resolution may provide for the holding of other regular meetings and may fix the time and place of holding such meetings.

         Special meetings shall be held whenever called by the President, a Vice President or the Secretary or an Assistant Secretary.

         Unless the Charter provides otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         SECTION 14. Place of Meeting. The Board may hold its meetings at such place or places, within or without the Commonwealth of Virginia, as the Board from time to time may determine, or as may be designated in waivers of notice thereof signed by all the directors.

         SECTION 15. Notice of Meetings. Notice need not be given of any first regular meeting of the Board, or of any other regular meeting of the Board, if the time and place of holding such regular meeting is specified in a resolution of the Board adopted and incorporated in the minutes of a meeting of the Board at least 20 days prior to the holding of such regular meeting and if notice of the adoption of such resolution is given, in the manner herein provided for giving notice of meetings of the Board, to each director who was absent from the meeting at which such resolution was adopted. Except as otherwise required by law, notice of the time and place of each other meeting of the Board shall be mailed to each director, postage prepaid addressed to him at his residence or usual place of business, or at such other address as he may have designated in a written request filed with the Secretary, at least 5 days before the day on which the meeting is to be held, or shall be sent to him at such address by telegram or cablegram or given personally or by telephone, at least 24 hours before the time at which such meeting is to be held. Notice of a meeting of the Board need not state the purposes thereof, except as otherwise required by law or by Section 53 expressly provided.

         SECTION 16. Quorum and Manner of Acting. A majority of the total number of directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business thereat, and (except as otherwise provided by statute or in the Charter or in Sections 21, 26, and 53) the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. Whether or not there is a quorum at any meeting, a majority of the directors who are present may adjourn the meeting from time to time to a day certain. No notice of an adjourned meeting need be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

         SECTION 17. Organization. At every meeting of the Board, a Chairman chosen by a majority of the directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the meetings of the Board. In the absence of the Secretary at any meeting of the Board, the Chairman of such meeting shall appoint an Assistant Secretary or, if none is present, some other person to act as Secretary of the meeting.

         SECTION 18. Action Without a Meeting of the Board of Directors. Unless the Charter provides otherwise, action required or permitted by this Act to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken.

         Action taken under this section is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein.

         A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

         SECTION 19. Resignations. Any director may resign at any time by giving written notice to the President or to the Secretary of the Corporation or to the Board. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 20. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of a majority in interest of the outstanding stock of the Corporation having voting power for the election of directors, at a special meeting of the stockholders called for that purpose.

         SECTION 21. Vacancies. Except as otherwise provided by statute or by the Charter, any vacancy in the Board arising at any time from any cause, including the failure of the stockholders to elect a full Board or an increase in the number of directors, may be filled by the vote of a majority of the directors remaining in office; or any such vacancy may be filled by the stockholders entitled to vote for the election of directors at the next annual meeting held or at the special meeting of stockholders at which such vacancy was created, or at a special meeting of stockholders called for the purpose of filling such vacancy or by unanimous consent resolution. The directors so appointed or elected shall hold office until the next annual election and until their successors have been duly elected and qualified.

         SECTION 22. Fees. Directors shall not receive any stated compensation for their services as such unless such compensation shall have been approved at a stockholder's meeting, but, by resolution of the Board, fees in a reasonable amount may be paid to the directors. Directors may also be entitled by resolution of the Board to be reimbursed for expenses incurred in attending any such meeting. Nothing herein contained shall be construed to preclude any director from serving in any other capacity or receiving compensation for such service.

         SECTION 23. Executive or Special Committees. The Board, by resolution, may designate two or more directors to constitute Executive or Special Committees, which committees, having a quorum of at least one-third of the committees' membership, to the extent provided in such resolution, shall have and exercise all of the authority of the Board in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the committees shall be filled by the Board at a regular or special meeting of the Board or by unanimous consent resolution. The Executive or Special Committee shall keep regular minutes of their proceedings.

                                   ARTICLE IV
                                    Officers

         Section 24. Election, Term of Office and Qualifications. The Board shall choose annually (who need not be members of the Board of Directors) the President of the Corporation, a Secretary, a Treasurer, and a Controller and may also elect one or more

Vice Presidents and any other officers. Each of such officers shall hold office until the next annual election and until his successor is chosen and qualified. Any two of said offices except those of President and Vice President may be held, and the duties thereof may be performed, by one person, except that no person holding the office of President, Vice President or Controller shall hold the office of Treasurer. No person may hold more than two of said offices. No instrument required to be signed by more than one officer shall be signed by the same individual in more than one capacity.

         SECTION 25. Other Officers. The Board may elect such other officers or agents as the Board may deem necessary or advisable, including one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Assistant Controllers, each of whom shall hold office for such period, have such powers and perform such duties as are provided in these By-Laws or as the Board may from time to time determine. Any such officer, if required to do so by the Board, shall give bond for the faithful discharge of his duty, in such sum and with such surety or sureties as the Board shall require.

         SECTION 26. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board, at any meeting of the Board, or by any officer upon whom such power of removal has been conferred by resolution adopted by a majority of the whole Board.

         SECTION 27. Resignations. Any officer may resign at any time by giving written notice to the President or to the Secretary or to the Board. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 28. Vacancies. A vacancy in any office arising from any cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election to such office.

         SECTION 29. President. The President may sign and execute, in the name of the Corporation, deeds, contracts, mortgages, bonds or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. The President may, unless otherwise directed by the Board, attend in person or by substitute or proxy appointed by him and act and vote in behalf of the Corporation at all meetings of the stockholders of any corporation in which this Corporation holds stock; and shall perform such other duties as from time to time may be assigned to him by the Board.

         SECTION 30. Vice Presidents. At the request of the President or in his absence or disability, the senior Vice President available to act, shall perform all the duties of the President. Any Vice President may sign and execute, in the name of the Corporation, deeds, mortgages, contracts, bonds or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. In the absence of the President or in case of the failure of the President to appoint a substitute or proxy as provided in Section 29, any Vice

President may, unless otherwise directed by the Board, attend in person or by substitute or proxy appointed by him and act and vote in behalf of the Corporation at all meetings of the stockholders of any corporation in which this Corporation holds stock; and shall perform such other duties as from time to time may be assigned to him by the Board; or by the President.

         If at any time there be more than one Vice President, the order of rank of such Vice Presidents shall be determined by the Board, or, in the absence of such determination, shall be the order in which such Vice Presidents were elected as such.

         SECTION 31. Secretary. The Secretary shall

                 (a) keep the minutes of all meetings of the stockholders and of the Board, in books to be kept for the purpose;

                 (b) see that all notices are duly given in accordance with these By-Laws or as required by law;

                 (c) be custodian of the records (other than financial) and have charge of the seal of the Corporation and see that it is used upon all papers or documents whose execution in behalf of the Corporation under its seal is required by law or duly authorized in accordance with these By-Laws;

                 (d) have charge of and keep or cause to be properly kept and filed the stock books of the Corporation as provided in Section 44 and all other books, reports, statements, certificates and all other documents and records required by law;

                 (e) perform the duties defined in Section 9;

                 (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board.

         SECTION 32. Assistant Secretaries. At the request of the Secretary, or in his absence or disability, an Assistant Secretary designated by the Secretary or by the President or by the Board shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Secretary or by the President or by the Board.

         SECTION 33. Treasurer. The Treasurer, if required by the Board, shall give a bond for the faithful discharge of his duty, in such sum and with such surety or sureties as the Board shall require. The Treasurer shall

                 (a) have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Corporation, and shall deposit its funds in the name of the Corporation, in such banks, trust companies, or safe deposit vaults as the Board may direct;

                 (b) have the custody of such books, receipted vouchers, and other books and papers as in the practical business operations of the Corporation shall naturally belong in the office or custody of the Treasurer, or as shall be placed in his custody by the Board;

                 (c) have charge of the safekeeping of all stocks, bonds, mortgages, and other securities belonging to the Corporation, but such stocks, bonds, mortgages, and other securities shall be deposited for safekeeping in a safe-deposit vault to be approved by the Board, in a box or boxes, access to which shall be had as may be provided by resolution of the Board;

                 (d) sign checks, drafts, and other papers providing for the payment of money by the Corporation for approved purposes in the usual course of business, and shall have such other powers and duties as are commonly incidental to the office of Treasurer, or as may be prescribed for him by the President or by the Board.

         SECTION 34. Assistant Treasurers. Each Assistant Treasurer, if required to do so by the Board, shall give bond for the faithful discharge of his duty, in such sum and with such surety or sureties as the Board shall require. At the request of the Treasurer, or in his absence or disability, an Assistant Treasurer designated by the Treasurer or by the President or by the Board shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Treasurer or by the President or by the Board.

         SECTION 35. Controller. The Controller shall be the principal accounting officer of the Corporation. The Controller, if required by the Board, shall give bond for the faithful discharge of his duty, in such form and with such surety or sureties as the Board shall require. The Controller shall

                 (a) keep or cause to be kept full and complete books of accounts of all operations of the Corporation and of its assets and liabilities;

                 (b) exhibit at all reasonable times his books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records are kept;

                 (c) render reports of the operations and business and of the conditions of the finances of the Corporation at all regular meetings of the Board, if called upon to do so, and at such other times as may be requested by the Board or by any director, and render a full financial report at the annual meeting of the stockholders, if called upon to do so;

                 (d) have general supervision over all books and accounts of the Corporation relating to receipts and disbursements, except those records provided to be kept by the Treasurer or Secretary; arrange the form of all vouchers, accounts, reports and returns required by the various departments; examine the accounts of all officers and employees from time to time and as often as practicable, and see that proper returns are made of all receipts from all sources, and that correct vouchers are turned over to him for all disbursements for any purpose. At such times in each month as may be found practicable all bills for the previous month, properly made in detail and certified, shall be submitted to him, and he shall audit and approve the same, if found satisfactory and correct, but he shall not approve any voucher unless it has been previously certified to by the head of the Department in which the expenditure originated, nor unless satisfied of its propriety and correctness;

                 (e) have full access to all contracts, correspondence, and all other papers and records of the Corporation relating to its business matters and shall have the custody of its account books and other papers relating to the accounts of the Corporation, except such as in the practicable business operations of the Corporation shall naturally belong in the custody of the Treasurer, or the Secretary or shall be placed in the custody of the Treasurer or Secretary by the President or by the Board;

                 (f) in general, perform all the duties incident to the office of Controller, and such other duties as from time to time may be assigned to him by the President or by the Board.

         SECTION 36. Assistant Controllers. Each Assistant Controller, if required to do so by the Board, shall give bond for the faithful discharge of his duty, in such sum and with such surety or sureties as the Board shall require. At the request of the Controller, or in his absence or disability, an Assistant Controller designated by the Controller or by the President or by the Board shall perform all the duties of the Controller, and, when so acting shall have all the powers of the Controller. Each Assistant Controller shall perform such other duties as from time to time may be assigned to him by the Controller or by the President or by the Board.

         SECTION 37. Salaries. The salary of the President may be fixed from time to time by the Board, and he shall not be precluded from receiving such salary by reason of the fact that he also may be a director of the Corporation.

                                   ARTICLE V
                         Execution of Instruments, Etc.

         SECTION 38. Contracts, Etc., How Executed. The Board, subject to the provisions of Section 24 and 43, may authorize any officer or officers, agent or agents to enter into any contract or to execute and deliver any instrument in the name and in behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 39. Loans. No loans shall be contracted in behalf of the Corporation unless authorized by the Board, subject in every case to the restrictions in the Charter. When such authorization has been given by the Board, any officer or agent of the Corporation thereunto authorized may effect loans and advances at any time for the Corporation from any institution, firm or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may (subject to such authorization) pledge, hypothecate or transfer any and all stocks, securities and other property at any time owned by the Corporation and to that end endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

         SECTION 40. Deposits. Funds of the Corporation may be deposited from time to time to the credit of the Corporation with such depositaries as may be selected by the

Board or by any officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board.

         SECTION 41. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, acceptances, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board. Unless otherwise provided by resolution of the Board, endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries may be made, without countersignature, by the President or any Vice President or the Treasurer, or by any other officer or agent of the Corporation to whom such power shall have been delegated by the Board, or may be made by hand-stamped impression in the name of the Corporation.

         SECTION 42. Sale or Transfer of Property. Stock certificates, bonds, or other securities held or owned by the Corporation may, subject in every case to the restrictions in the Charter, be sold, transferred, or otherwise disposed of pursuant to authorization by the Board, and in any such event, the stock certificates, registered bonds or other securities, deeds and transfers of real estate and other personal property so authorized to be sold, transferred or otherwise disposed of may be assigned or transferred from the name of the Corporation by the signature of the President or any Vice President.

                                   ARTICLE VI
                        Shares and Their Transfer: Books

         SECTION 43. Certificates of Stock. Certificates for shares of stock of the Corporation of whatever class shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board. They shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary; provided, however, that where such Certificate is countersigned by a transfer agent or by a transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of the President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles.

         In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

         SECTION 44. Transfer Shares. Transfer of shares of the stock of the Corporation shall be made on the stock books of the Corporation by the holder of record of such shares or by his attorney thereunto duly authorized, and on surrender of the certificate or certificates for such shares, but no shares shall be transferred until all previous calls thereon shall have been fully paid in. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

         SECTION 45. Closing of Transfer Books. The Board shall have power to close the stock transfer books for a period not more than 50 days before the date of any stockholders' meeting or the date for the payment of any dividend or for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not more than 30 days in connection with obtaining the consent of stockholders for any purposes; or the Board may in its discretion fix in advance a date, not more than 50 days before the date of any stockholders' meeting or the date for the payment of any dividend or for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive such dividend or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record at the close of business on the date so fixed shall be entitled to notice of and to receive such dividend or rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

         SECTION 46. Lost and Destroyed Certificates. The holder of record of any certificates of stock who shall claim that such certificate is lost or destroyed may make an affidavit or affirmation of that fact and advertise the same, if required to do so by the Board, in such manner as the Board may require and furnish a bond, if required to do so by the Board, in form and with one or more sureties satisfactory to the Board and to the Transfer Agent and/or Registrar, if any, in such sum as the Board may direct, sufficient to indemnify the Corporation and the Transfer Agent and/or Registrar, if any, against any claim that may be made against them, or any of them, on account of such certificate, whereupon one or more new certificates may be issued of the same tenor and for the same aggregate number of shares as the one alleged to be lost or destroyed. The Board may delegate to any officer authority to administer the provisions of this Section.

         SECTION 47. Regulations. The Board may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock. It may appoint one or more transfer agents or registrars of transfer or both, and may require all certificates of stock to bear the signature of either or both.

         SECTION 48. Place of Keeping Books and Records. To the extent permitted by law, the stock ledgers, books and other records of the Corporation may, at the option of the officer or officers in charge of the same, be kept at any office of the Corporation within or without the Commonwealth of Virginia, unless otherwise directed by the Board.

                                  ARTICLE VII
                                     Notice

         SECTION 49. Waiver of Notice. No notice of the time, place or purpose of any meeting of stockholders or directors, or any publication thereof, whether prescribed by law, by the Charter, or by these By-Laws, need be given to any person who attends such meetings, or who, in writing, executed either before or after the holding thereof, waives such notice, and such attendance or waiver shall be deemed equivalent to notice.

                                  ARTICLE VIII
                                 Miscellaneous

         SECTION 50. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

         SECTION 51. Seal. The corporate seal shall be a device containing the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Virginia". The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile, or other reproduction of said corporate seal.

         SECTION 52. Offices. The principal office of the Corporation shall be in the City of Durham, County of Durham, State of North Carolina. The Corporation may have one or more other offices at such place or places within or without the State of North Carolina as the Board shall from time to time determine.

                                   ARTICLE IX
                                   Amendments

         SECTION 53. Amendments. The shareholder and the directors shall have the power to amend these By-Laws as permitted by law.